Exhibit 3.4

Company Number 5537577

THE COMPANIES ACTS 1985 AND 2006

A PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

WPP 2008 LIMITED

(Incorporating all amendments to 21 November 2008)

1	The Company’s name is “WPP 2008 LIMITED” [1] [2]

2	The Company’s registered office is to be situated in England and Wales

3	The Company’s objects are

(1)	To carry on the business or businesses of media advertising, market research, public relations, sales promotion and specialist communications and to develop concepts for advertising, marketing, research, sales promotion and similar operations

(2)	To acquire and hold any kind of interest in, or provide any form of capital for, any enterprise, concern or person, to carry on business as a holding and investment company, and, generally and in addition, to carry out, or through subsidiaries or otherwise be interested or participate in, all kinds of financial, commercial, transport, industrial, technological and other transactions and activities

(3)	To acquire, dispose of, deal in. and enter into every other kind of transaction in relation to land, buildings, plant, machinery, equipment, vehicles, ships, rigs, aircraft, merchandise, goods and other assets

(4)	To undertake any manufacturing, processing, assembly or similar business

(5)	To carry out, commission or co-ordinate any construction or engineering works or projects on land or otherwise

(6)	To acquire, dispose of, make a market or deal in, issue, borrow, lend and enter into every kind of transaction in relation to shares, debentures, warrants, options, securities and investments and instruments of every kind (including, without limitation, contracts for differences and contracts for futures and whether issued or entered into by the government of

[1]	The Company was incorporated under the name “WPP 2005 plc”, changed its name to “WPP Group plc” on 25 October 2005 and adopted the name WPP 2008 plc on 20 November 2008
[2]	The Company re-registered as a private limited company on 24 November 2008 any country or territory, any public authority, any international organisation or any other person) and to carry out, enter into, manage, underwrite or arrange any issue, offering or distribution of any securities, investments or instruments of any kind

(7)	To receive money on deposit or otherwise, to provide or arrange advances or any other form of credit or finance, to enter into or arrange transactions of every kind in relation to foreign exchange, billion, commodities, futures, options and similar instruments and to engage in all forms of arbitrage

(8)	To carry on all kinds of insurance business and all kinds of business connected with insurance

(9)	To act as trustee, personal representative, director or agent of any kind and for any purposes, and to establish, operate or otherwise act in relation to any unit trust, investment trust or collective investment scheme

(10)	To provide management, administrative, advisory, professional and technical services of any kind and in any manner

(11)	To undertake any kind of scientific or technical research and development and acquire, develop, register, protect and renew patents, trade-marks, copyrights, designs, inventions, processes and intellectual, technical and similar rights and all forms of know-how

(12)	To undertake any business or transaction which the directors consider can be profitably or advantageously undertaken in conjunction or concurrently with any other business or transaction being or proposed to be undertaken by the Company, and to turn to account any of the Company’s assets in any manner which the directors consider expedient

(13)	To enter into all forms of distributorship, franchise, licensing and agency transactions

(14)	To enter into any partnership, joint venture, co-operation and similar transactions, to carry out any form of take-over, acquisition, merger, amalgamation, demerger or reorganisation, to acquire or assume all or any part of the undertaking, assets, liabilities and obligations of any person, and to sell, transfer or otherwise dispose of all or any part of the undertaking, assets, liabilities and obligations of the Company

(15)	To borrow or raise money by any method and to obtain any form of credit or finance

(16)	To secure the payment of any moneys, the discharge of any liabilities and the observance or performance of any kind of obligations by the Company by any mortgage, charge, pledge, lien or other security of any kind over the whole or any part of the undertaking and assets of the Company, wherever situate, including its uncalled capital, and, without prejudice to the generality of the preceding words, to enter into any such transaction in relation to any instruments or securities which have been or may be issued by the Company

(17)	To guarantee in any manner, or to enter into any kind of indemnity or other arrangement in relation to, the discharge, observance or performance of any liabilities of any person, including, but without limitation, any company which is a holding company or a subsidiary of the Company, and to secure any such guarantee, indemnity or arrangement or the discharge, observance and performance of any liabilities of any person (including, but not limited to, any such company) by any mortgage, charge, pledge, lien or other security of any kind over the whole or any part of the undertaking and assets of the Company, wherever situate, including its uncalled capital,

(18)	To give any form of financial assistance that may lawfully be given in connection with the acquisition of shares in the Company or any other company,

(19)	To make, draw, accept, issue, execute, indorse, avalise, negotiate and deal with instruments and securities of every kind, whether or not negotiable or transferable

(20)	To employ, accept on secondment, retain and appoint managers, employees, professional and technical staff and personnel and advisers of every kind, and to enter into any arrangement for payment or other remuneration (including all forms of benefits) in respect of the services of such persons

(21)	To provide or arrange for pensions, lump sum payments, gratuities, life, health, accident and other insurances and other benefits (pecuniary or otherwise) of every kind to or for the benefit of any individuals who are or have been directors of, or employed by, or who provide or have provided personal services to or for, the Company or any company which is or has been a subsidiary, holding company or fellow subsidiary of the Company or otherwise connected with the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary or connected company and to or for the benefit of the wives, widows, children and other relatives and dependants of such individuals and other persons who have or formerly had with any such individuals any relationship of such a kind as the directors may approve, and for those purposes to establish or participate in any fund or scheme, to effect or contribute to any form of insurance and to enter into any other arrangements of any kind which the directors may approve

(22)	To establish, maintain and participate in profit sharing, share holding, share option, incentive or similar schemes for the benefit of any of the directors or employees of the Company or of any such subsidiary, holding or fellow subsidiary or connected company and of any other person falling within any category approved by the directors, and to lend money to any such directors, employees or persons or to trustees on their behalf to enable any such schemes to be established or maintained

(23)	To support and subscribe to any institution or association which may be for the benefit of the Company or its directors or employees or connected with any town or place where the Company carries on business, and to support and subscribe to any charitable or public object whatsoever

(24)	To distribute among the members of the Company in kind any assets of the Company

(25)	To pay any expenses connected with the promotion, formation and incorporation of the Company, to contract with any person to pay the same, and to pay commissions, fees and expenses or issue securities of the Company for underwriting, placing, distributing, or entering into any other kind of transaction in relation to, any securities of the Company

(26)	To exercise any power of the Company for any consideration of any kind or for no consideration whatsoever

(27)	To exercise any power of the Company in any country or territory and by or through agents, trustees, sub-contractors or otherwise and either alone or in conjunction with others

(28)	To do all other things (whether similar to any of the foregoing or not) which may be considered incidental or conducive to the attainment of the Company’s objects or any of them and it is declared that

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(a)	this clause shall be interpreted in the widest and most general manner and without regard to the ejusdem generis rule or any other restrictive principle of interpretation,

(b)	each of the subclauses of this clause shall, unless it expressly provides to the contrary, be deemed to set out a separate, distinct and independent object of the Company and not a power ancillary or incidental to the objects set out in any other subclause,

(c)	each of those subclauses shall be without prejudice to, or to the generality of, any other subclause and shall be in no way limited or restricted by reference to or inference from any other subclause,

(d)	in this clause

(i)	“assets” includes property, rights and interests of every description, whether present or future, actual or contingent,

(ii)	“dispose of”, in relation to an asset, includes surrendering or extinguishing it, and also creating or granting it or any interest or right out of or in respect of it,

(iii)	“liabilities” includes debts and obligations of every description, whether present or future, actual or contingent,

(iv)	“person” includes any partnership, corporation and unincorporated body and any country, territory, public authority and international organisation,

(v)	“transaction” includes any scheme, arrangement and project, and

(vi)	the word “company”, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporate and whether incorporated, resident or domiciled in the United Kingdom or elsewhere

4	The liability of the members is limited

5	The share capital of the Company is £8,312,550,000 divided into 1,750,000,000 ordinary shares of 475p each and 50,000 redeemable preference shares of £1 each The Company has power to increase and divide the shares into several classes and attach thereto any preferential or special rights, privileges or conditions in accordance with the regulations of the Company [3]

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On 27 October 2005, the share capital of the Company was reduced by reducing the nominal value of the ordinary shares from 475p to 10p, as sanctioned by the High Court of England and Wales  The preference shares were redeemed at par on 25 October 2005  On 25 September 2008, 20 authorised but unissued ordinary shares of 10p each were re-designated as deferred non-voting shares   On 19 November 2008, the issued share capital of the Company (excluding the deferred non-voting shares), being 1,252,652,636 ordinary shares of 10p each, was cancelled pursuant to a scheme of arrangement between the Company and its shareholders and the authorised share capital was increased to its former amount by the creation of a number of new ordinary shares of 10p each in the capital of the Company equal to the number of shares cancelled less ten ordinary shares and one special voting share of £1  The authorised share capital as at 21 November 2008 was £175,000,000 divided into 1,749,999,970 ordinary shares of 10p each, 20 deferred non-voting shares of 10 pence each and one special voting share of £1

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We, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS	Number of Shares (in words) taken by each Subscriber

SIGNED BY	)
MARK READ	)
27 Farm Street		One
London	)
W1J 5RJ	)
Company Director	)

SIGNED BY	)
PAUL RICHARDSON	)
15 Manor Court Road		One
Hanwell	)
London	)
W7 3EJ	)
Company Director	)

Dated the 5 day of August, 2005

Witness to the above signatures

SIGNED BY	)
Name of the witness	)	Andrea Harris
Address of the witness	)	27 Farm Street
	)	London
	)	W1J 5RG

5

THE COMPANIES ACTS 1985 AND 2006

A PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

WPP 2008 LIMITED

(ADOPTED BY SPECIAL RESOLUTION PASSED ON 24 JUNE 2008,

AND INCORPORATING CHANGES WHICH CAME INTO FORCE ON 1 OCTOBER 2008 AND

FURTHER AMENDED BY SPECIAL RESOLUTIONS PASSED ON 30 OCTOBER 2008 AND 21

NOVEMBER 2008)

NO 5537577

ALLEN & OVERY

ALLEN & OVERY LLP

LONDON

Company number

5537577

THE COMPANIES ACTS 1985 AND 2006

A PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

WPP 2008 LIMITED

(adopted by special resolution

passed on 21 November 2008)

PRELIMINARY

1	None of the regulations in Table A shall apply to the Company For the purposes of these articles, Table A means Table A in the Schedule to the Companies (Tables A to F) Regulations 1985, as amended by the Companies (Tables A to F) (Amendment) Regulations 1985, the Companies Act 1985 (Electronic Communications) Order 2000, the Companies (Tables A to F) (Amendment) Regulations 2007 and the Companies (Tables A to F) (Amendment) (No 2) Regulations 2007

2	(a)	In these articles

Act means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force and any provisions of the Companies Act 2006 for the time being in force,

these articles means these articles of association, as from time to time altered,

clear days in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect,

executed includes any mode of execution,

holder in relation to shares means the member whose name is entered in the register of members as the holder of the shares,

office means the registered office of the Company,

paid up includes credited as paid up,

seal means any common seal of the Company or any official seal or securities seal which the Company may have or be permitted to have under the Statutes,

secretary means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary,

Statutes means the Act and every other statute, statutory instrument, regulation or order for the time being in force concerning companies registered under the Act, and

United Kingdom means Great Britain and Northern Ireland

(b)	Unless the context otherwise requires, words or expressions contained in these articles bear the same meaning as in the Act but excluding any statutory modification of them not in force when these articles become binding on the Company

(c)	Unless the contrary intention appears, words importing the singular number include the plural number and vice versa, words importing one gender include all genders and words importing persons include bodies corporate and unincorporated associations

(d)	Headings to these articles are inserted for convenience only and shall not affect construction

SHARE CAPITAL

3	Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine

4	(a)	The directors are generally and unconditionally authorised, in accordance with section 80 of the Companies Act 1985, to exercise all the powers of the Company to allot relevant securities up to a maximum nominal amount of £175,000,000

	(b)	The authority contained in paragraph 1 shall expire on the day five years after the date of the adoption of these articles but the Company may, before the authority expires, make an offer or agreement which would or might require relevant securities to be allotted after it expires

(c)	Section 89(1) of the Companies Act 1985 (which regulates the power to allot equity securities, as defined in section 94 of the Companies Act 1985) is excluded

5	Subject to the provisions of the Act, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by these articles

6	The Company may exercise the powers of paying commissions conferred by the Act Subject to the provisions of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other

7	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by these articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right to the entirety of it in the holder

SHARE CERTIFICATES

8	Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the directors may determine Every certificate shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on those shares The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them

9	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate

LIEN

10	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share The directors may at any time declare any share to be wholly or in part exempt from the provisions of this article The Company’s lien on a share shall extend to any amount payable in respect of it

11	The Company may sell in such manner as the directors determine any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold

12	To give effect to a sale the directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale

13	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale

CALLS ON SHARES AND FORFEITURE

14	Subject to the terms of allotment, the directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares A call may be required to be paid by instalments A call may, before receipt by the Company of any sum due under it, be revoked in whole or part and payment of a call may be postponed in whole or part A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made

15	A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed

16	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it

17	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the directors may waive payment of the interest wholly or in part

18	An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these articles shall apply as if that amount had become due and payable by virtue of a call

19	Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares

20	If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than 14 clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited

21	If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture

22	Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person

23	A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture until payment but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal

24	A statutory declaration by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share

TRANSFER OF SHARES

25	The instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee

26	The directors may refuse to register the transfer of a share which is not fully paid to a person of whom they do not approve and they may refuse to register the transfer of a share on which the Company has a lien They may also refuse to register a transfer unless

(a)	it is lodged at the office or at such other place as the directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer,

(b)	it is in respect of only one class of shares, and

(c)	it is in favour of not more than four transferees

27	If the directors refuse to register a transfer of a share, they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal

28	The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the directors may determine

29	No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share

30.	The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given

TRANSMISSION OF SHARES

31	If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest, but nothing in these articles shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him

32	A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee If he elects to become the holder he shall give notice to he Company to that effect If he elects to have another person registered he shall execute an instrument of transfer of the share to that person All the provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred

33	A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company

ALTERATION OF SHARE CAPITAL

34	The Company may by ordinary resolution

(a)	increase its share capital by new shares of such amount as the resolution prescribes,

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares,

(c)	subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others, and

(d)	cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled

35	Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale

36	Subject to the provisions of the Act, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way

PURCHASE OF OWN SHARES

37	Subject to the provisions of the Act, the Company may purchase its own shares (including any redeemable shares) and make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares

GENERAL MEETINGS

38	The directors may call general meetings and, on the requisition of members pursuant to the provisions of the Act, shall’ forthwith proceed to convene a general meeting in accordance with the provisions of the Act If there are not within the United Kingdom sufficient directors to call a general meeting, any director or any member of the Company may call a general meeting

39	(a)	A general meeting or a meeting of any class of members of the Company may consist of a conference between members some or all of whom are in different places provided that each member who participates is able

(i) to hear each of the other participating members addressing the meeting, and

(ii) if he so wishes, to address all of the other participating members simultaneously,

whether directly, by conference telephone or by any other form of communications equipment (whether in use when these articles are adopted or not) or by a combination of those methods

	(b)	A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of members required to form a quorum

	(c)	A meeting held in this way is deemed to take place at the place where the largest group of participating members is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates

	(d)	A resolution put to the vote of a meeting shall be decided by each member indicating to the chairman (in such manner as the chairman may direct) whether the member votes in favour of or against the resolution or abstains

(e)	References in this article to members shall include their duly appointed proxies and, in the case of corporate members, their duly authorised representatives

NOTICE OF GENERAL MEETINGS

40	General meetings shall be called by at least 14 clear days’ notice but a general meeting may be called by shorter notice if it is so agreed by a majority in number of the members having a right to attend and vote being a majority together holding not less than 90% in nominal value of the shares giving that right

41	The notice shall specify the time and place of the meeting and the general nature of the business to be transacted

42	Subject to the provisions of these articles arid to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors

43	The accidental omission to give notice of a meeting, to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting

PROCEEDINGS AT GENERAL MEETINGS

44	No business shall be transacted at any meeting unless a quorum is present In the case of a company with a single member, one qualifying person (as defined in section 318(3) of the Companies Act 2006) present at a meeting is a quorum In any other case (and subject to the Statutes), two qualifying persons present at a meeting are a quorum

45	If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the directors may determine

46	The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within 15 minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman

47	If no director is willing to act as chairman, or if no director is present within 15 minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman

48	A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company

49	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place When a meeting is adjourned for 14 days or more, at least seven clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted Otherwise it shall not be necessary to give any such notice

50	Subject to article 39 a resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded Subject to the provisions of the Act, a poll may be demanded

	(a)	by the chairman, or

	(b)	by at least two members having the right to vote at the meeting, or

	(c)	by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting, or

	(d)	by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right, and a demand by a person as proxy for a member shall be the same as a demand by the member

51	Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution

52	The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made

53	A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded

54	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have

55	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made

56	No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken

VOTES OF MEMBERS

57	Subject to any rights or restrictions attached to any shares

(i)	on a show of hands, every qualifying person (as defined in section 318(3) of the Companies Act 2006) present, shall, subject to section 323(4) of the Companies Act 2006, have one vote, and

(ii)	on a poll, every member shall have one vote for every share of which he is the holder

58	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register of members

59	A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with paragraph (a) of article 65 for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable

60	No member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either an person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid

61	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive

62	On a poll votes may be given either personally or by proxy A member may appoint more than one proxy to attend on the same occasion

63	An instrument appointing a proxy shall be in writing, executed by or on behalf of the appointor and shall be in the following form (or in a form as near to it as circumstances allow or in any other form which is usual or which the directors may approve)

“                                          Limited

I/We,                     , of                     , being a member/members of the above-named Company, hereby appoint                      of                     , or                     failing                     him,                     of                     , as my/our proxy to vote in my/our name[s] and on my/our behalf at the general meeting of the Company to be held on, [                     ], and at any adjournment thereof

Signed on, [                     ]”

64	Where it is desired to afford members an opportunity of instructing the proxy how be shall act the instrument appointing a proxy shall be in the following form (or in a form as near to it as circumstances allow or in any other form which is usual or which the directors may approve)

“                                          Limited

I/We,                     , of                     , being a member/members of the above-named Company, hereby appoint                     of                     , or failing him,                     of                     , as my/our proxy to vote in my/our name[s] and on my/our behalf at the general meeting of the Company, to be held on, [                     ], and at any adjournment thereof

This form is to be used in respect of the resolutions mentioned below as follows

Resolution No 1 *for *against

Resolution No 2 *for *against

*Strike out whichever is not desired

Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting.

Signed on, [                    ]”

65	The instrument appointing a proxy and any authority under which it is executed (or such copy of the instrument or the authority or both as the directors may approve) may

(a)	be deposited at the office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or

(b)	be deposited at the place where the meeting or adjourned meeting is to be held at any time before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or

(c)	in the case of a poll taken more than 48 hours after it is demanded, be deposited as specified in (a) above after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll, or

(d)	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director, or

(e)	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be deposited at the place appointed for the taking of the poll at any time within the 24 hours preceding the time appointed for the taking of the poll, and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid

66	A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll

NUMBER OF DIRECTORS

67	Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall not be subject to any maximum but shall be not less than two

ALTERNATE DIRECTORS

68	Any director may appoint

(a)	any other director, or

(b)	any director of any holding company of the Company or of any other subsidiary of that holding company, or

(c)	any other person approved by a resolution of the directors or by a majority of the other directors who is willing to act, to be an alternate director and may remove from office an alternate director so appointed by him

69	An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member to attend and to vote at any meeting at which the director appointing him is not personally present, and at that meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of proceedings at that meeting the provisions of these articles shall apply as if he was a director

70	Every person acting as alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director, but he shall count as only one for the purpose of determining whether a quorum is present

71	Any person appointed as an alternate director shall vacate his office as an alternate director if the director by whom he has been appointed ceases to be a director or removes him or on the beginning of any event which, if he were a director, causes or would cause him to vacate that office

72	Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment or in any other manner approved by the directors

73	An alternate director shall alone be responsible for his acts and defaults and shall not be deemed to be the agent of the director appointing him

POWERS OF DIRECTORS

74	Subject to the provisions of the Act, the memorandum and these articles and to any directions given by special resolution, the business of the Company shall be managed by the directors who may exercise all the powers of the Company No alteration of the memorandum or these articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given

The powers given by this article shall not be limited by any special power given to the directors by these articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors

75	Without prejudice to any other of their powers, the directors may exercise any of the powers conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries

76	The directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers

DELEGATION OF DIRECTORS’ POWERS

77	The directors may delegate any of their powers to any committee consisting of one or more directors They may also delegate to any managing director or any director holding any other executive office such of their powers as they consider desirable to be exercised by him Any such delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the articles regulating the proceedings of directors so far as they are capable of applying

APPOINTMENT AND RETIREMENT OF DIRECTORS

78	(a)	The holders of a majority of the ordinary shares in the Company in issue may appoint any person as a director of the Company and may remove any director Any appointment or removal shall be made in writing signed by the holders of the majority of the ordinary shares in the Company in issue and, in the case of a body corporate holding any of those shares, the signature of any officer or other duly appointed representative shall suffice Any appointment or removal shall take effect when it is lodged at the office or produced at any meeting of the directors

	(b)	The directors may appoint any person who is willing to act to be a director, either to fill a casual vacancy or as an additional director

79	(a)	No director shall vacate his office or be ineligible for re-appointment as a director, nor shall any person be ineligible for appointment as a director, by reason only of his having attained a particular age

	(b)	No special notice is required of any resolution appointing or approving the appointment of such a director nor is any notice required to state the age of the person to whom the resolution relates

REMOVAL AND DISQUALIFICATION OF DIRECTORS

80	The office of a director shall be vacated if

(a)	he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director, or

(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally, or

(c)	he is, or may be, suffering from mental disorder and either

(i)	he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960, or

(ii)	an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs, or

(d)	he resigns his office by notice to the Company, or

(e)	he shall for more than six consecutive months have been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated, or

(f)	he is removed from office in accordance with article 78 above

REMUNERATION OF DIRECTORS

81	The directors shall be entitled to such remuneration as the Company may by ordinary resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day

DIRECTORS’ EXPENSES

82	The directors may be paid all traveling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties

DIRECTORS’ APPOINTMENTS AND INTERESTS

83	Subject to the provisions of the Act, the directors may appoint one or more of their number to the office of managing director or to any other executive office under the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the Company

84	Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested,

(b)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested, and

(c)	shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit

85	For the purposes of article 84

(a)	a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified, and

(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his

DIRECTORS’ GRATUITIES AND PENSIONS

86	The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any [executive] office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse or a civil partner and a former civil partner) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit

DIRECTORS’ INTERESTS OTHER THAN IN RELATION TO TRANSACTIONS OR

ARRANGEMENTS WITH THE COMPANY

87	(a)	If a situation (a Relevant Situation) arises in which a director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (including, without limitation, in relation to the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it but excluding any situation which cannot reasonably be regarded as likely to give rise to a conflict of interest) the following provisions shall apply if the conflict of interest does not arise in relation to a transaction or arrangement with the Company

		(i)	if the Relevant Situation arises from the appointment or proposed appointment of a person as a director of the Company

			(A)	the directors (other than the director, and any other director with a similar interest, who shall not be counted in the quorum at the meeting and shall not vote on the resolution), or

			(B)	the members (by ordinary resolution or by notice in writing given to the Company by the holders of a majority of the ordinary shares of the Company)

may resolve to authorise the appointment of the director and the Relevant Situation on such terms as they may determine,

		(ii)	if the Relevant Situation arises in circumstances other than in paragraph (i) above

			(A)	the directors (other than the director and any other director with a similar interest who shall not be counted in the quorum at the meeting and shall not vote on the resolution), or

			(B)	the members (by ordinary resolution or by notice in writing given to the Company by the holders of a majority of the ordinary shares of the Company)

may resolve to authorise the Relevant Situation and the continuing performance by the director of his duties on such terms as they may determine

	(b)	Any reference in paragraph (a) above to a conflict of interest includes a conflict of interest and duty and a conflict of duties

	(c)	Any terms determined by the directors or the members under paragraphs (a)(i) above or (a)(ii) above may be imposed at the time of the authorisation or may be imposed or varied subsequently by either the directors or the members and may include (without limitation)

(i) whether the interested directors may vote (or be counted in the quorum at a meeting) in relation to any resolution relating to the Relevant Situation,

(ii) the exclusion of the interested directors from all information and discussion by the Company of the Relevant Situation, and

(iii) (without prejudice to the general obligations of confidentiality) the application to the interested directors of a strict duty of confidentiality to the Company for any confidential information of the Company in relation to the Relevant Situation

	(d)	Any authorisation given under paragraphs (a)(i) or (a)(ii) above may be withdrawn by either the directors or the members by giving notice to the director concerned

	(e)	An interested director must act in accordance with any terms determined by the directors or the members under paragraphs (a)(i) or (a)(ii) above

	(f)	Except as specified in paragraph (a) above, any proposal made to the directors and any authorisation by the directors in relation to a Relevant Situation shall be dealt with in the same way as any other matter may be proposed to and resolved upon by the directors in accordance with the provisions of these articles

	(g)	Any authorisation of a Relevant Situation given by the directors or the members under paragraph (a) above may provide that, where the interested director obtains (other than through his position as a director of the Company) information that is confidential to a third party, he will not be obliged to disclose it to the Company or to use it in relation to the Company’s affairs in circumstances where to do so would amount to a breach of that confidence

	(h)	(i) If the directors make an authorisation under paragraph (a) above, impose or vary the terms of an authorisation under paragraph (c) above, or withdraw an authorisation under paragraph (d) above, they shall, as soon as reasonably practicable, notify the members of this fact and provide, where applicable, any relevant particulars regarding the authorisation or its terms

(ii) If the members make an authorisation under paragraph (a) above, impose or vary the terms of an authorisation under paragraph (c) above, or withdraw an authorisation under paragraph (d) above, they shall, as soon as reasonably practicable, notify the directors of this fact and provide, where applicable, any relevant particulars regarding the authorisation or its terms

88	(a)	A director shall, as soon as reasonably practicable, declare the nature and extent of his interest in a Relevant Situation within article 87(a)(i) or 87(a)(ii) to the other directors and the members

Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest

	(b)	If a declaration of interest in relation to a Relevant Situation proves to be, or becomes, inaccurate or incomplete, a further declaration must be made

DIRECTORS’ INTERESTS IN RELATION TO TRANSACTIONS OR ARRANGEMENTS WITH

THE COMPANY

89	The relevant provisions of the Companies Act 2006 (including, without limitation, sections 177 and 182) shall apply in relation to declarations of interest in proposed transactions or arrangements with the Company and declarations of interest in existing transactions or arrangements with the Company

PROCEEDINGS OF DIRECTORS

90	Subject to the provisions of these articles, the directors may regulate their proceedings as they think fit A director may, and the secretary at the request of a director shall, call a meeting of the directors Notices of meetings of the directors shall be given to all directors and to any alternate directors appointed by them Questions arising at a meeting shall be decided by a majority of votes In the case of an equality of votes, the chairman shall have a second or casting vote

91	The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two

92	The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting

93	The directors may appoint one of their number to be the chairman of the board of directors and may at any time remove him from that office Unless he is unwilling to do so, the director so appointed shall preside at every meeting of directors at which he is present But if there is no director holding that office, or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting

94	All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote

95	(a) A resolution an writing signed by all the directors who are entitled to

(i) receive notice of a meeting of directors or of a committee of directors, and

(ii) vote on the relevant resolution,

shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held The resolution may be contained in one document or in several documents each stating the terms of the resolution accurately and signed by one or more directors, but a resolution signed by an alternate director need not also be signed by his appointor and, if it as signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity

(b) In this article references to a document being “signed” include it being “approved by letter, facsimile, telegram, telex or electronic signature (as defined in section 7 of the Electronic Communications Act 2000) provided, in the case of an electronic signature, that the Company has no reason to doubt the authenticity of the electronic signature”

96	(a)	A meeting of the directors may consist of a conference between directors some or all of whom are in different places provided that each director who participates is able

(i)	to hear (or otherwise receive real time communications made by) each of the other participating directors addressing the meeting, and

(ii)	if he so wishes, to address all of the other participating directors simultaneously (or otherwise communicate in real time with them),

whether directly, by conference telephone or by any other form of communications equipment (whether in use when these articles are adopted or not) or by a combination of those methods

(b)	A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of directors required to form a quorum, subject to the provisions of article 97

(c)	A meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates

97	(a)	Subject to article 87 and to any contrary direction from the holders of a majority of the ordinary shares in the Company and provided that he has disclosed to the directors the nature and extent of any interest of his which may reasonably be regarded as likely to give rise to a conflict of interest, a director may vote as a director on any resolution concerning any matter in which he has, directly or indirectly, an interest or duty and, if he votes, his vote shall be counted and he shall be counted in the quorum when that resolution or matter is under consideration

(b)	In the case of an alternate director, an interest of his appointor shall be treated as an interest of the alternate in addition to any interest which the alternate otherwise has

(c)	Subject to the Statutes, the Company may, by ordinary resolution or by notice in writing given to the Company by the holders of a majority of the ordinary shares of the Company, suspend or relax the provisions of this article to any extent or ratify any transaction or arrangement not duly authorised by reason of a contravention of this article

98	Where proposals are under consideration concerning the appointment of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested the proposals may be divided and considered in relation to each director separately and (provided he is not for another reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment

99	If a question arises at a meeting of directors or of a committee of directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive

DIRECTORS’ DUTIES

100	The purpose of the Company

(a)	may, if and to the extent the directors consider it appropriate, and

(b)	shall, if directed by the holders of a majority of the ordinary shares in the Company by notice in writing to the Company,

include promoting the success of the group as a whole or of any one or more members of the group (and in this context “group” means the Company, any other body corporate which is its holding company or subsidiary and any other body corporate which is a subsidiary of that holding company)

101	In the exercise of his duties, a director who is also a director of any holding company of the Company shall owe a strict duty of confidentiality to that holding company in relation to confidential information of the holding company but, subject to this, a director shall not be restricted by any duty of confidentiality to the Company from providing information regarding the Company to a holding company of the Company

SECRETARY

102	Subject to the provisions of the Act, a secretary may be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit, and any secretary so appointed may be removed by them

MINUTES

103	The directors shall cause minutes to be made in books kept for the purpose

(a)	of all appointments of officers made by the directors, and

(b)	of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the directors, and of committees of directors, including the names of the directors present at each such meeting

SEAL

104	(a)	The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the directors

(b)	The directors shall provide for the safe custody of every seal which the Company may have

(c)	A seal shall be used only by the authority of the directors or a duly authorised committee but that authority may consist of an instruction or approval given in hard copy form, in electronic form or by telephone by a majority of the directors or of the members of a duly authorised committee

(d)	The directors may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by some mechanical means

(e)	Unless otherwise decided by the directors

(i)	[certificates for shares, debentures or other securities of the Company to which a seal is applied need not be signed, and]

(ii)	every [other] instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors or by one director in the presence of a witness who attests the signature

DIVIDENDS

105	Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors

106	Subject to the provisions of the Act, the directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights

107	Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly

108	A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees

109	Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share

110	No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share

111	Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the Company

ACCOUNTS

112	No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the directors or by ordinary resolution of the Company

CAPITALISATION OF PROFITS

113	The directors may with the authority of an ordinary resolution of the Company

(a)	subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve,

(b)	appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other but the share premium account, the capital redemption reserve and any profits which are not available for distribution may, for the purposes of this article, only be applied in paying up unissued shares to be allotted to members credited as fully paid,

(c)	make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this article in fractions, and

(d)	authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members

NOTICES

114	Any notice to be given to or by any person pursuant to these articles (other than a notice calling a meeting of the directors) shall be in writing or shall be given using electronic communications to an address for the time being notified for that purpose to the person giving the notice

In this regulation, “address”, in relation to electronic communications, includes any number or address used for the purposes of such communications

115	The Company may give any notice to a member either personally or by sending it by prepaid envelope addressed to the member at his registered address or by leaving it at that address or by giving it using electronic communications to an address for the time being notified to the Company by the member In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders

In this regulation and the next, “address”, in relation to electronic communications, includes any number or address used for the purposes of such communications

116	A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called

117	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title

118	A notice shall be deemed to be given at the expiration of 24 hours after the envelope containing it was so posted or, in the case of a notice contained in an electronic communication, when sent

119	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any supplied for that purpose by the persons claiming to be so entitled Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred

120	Any notice in writing given to the Company by the holders of a majority of the ordinary shares of the Company shall take effect when it is lodged at the office or produced at any meeting of the directors

WINDING UP

121	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability

DIRECTORS’ INDEMNITY, INSURANCE AND DEFENCE

122	(a)	As far as the legislation allows, the Company may

(i)	indemnify any director of the Company (or of an associated body corporate) against any liability,

(ii)	indemnify a director of a company that is a trustee of an occupational pension scheme for employees (or former employees) of the Company (or of an associated body corporate) against liability incurred in connection with the company’s activities as trustee of the scheme,

(iii)	purchase and maintain insurance against any liability for any director referred to in (i) or (ii) above, and

(iv)	provide any director referred to in (i) or (ii) above with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure)

(b)	The powers given by this article shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief

(c)	Regulation 118 of Table A shall not apply

SCHEME OF ARRANGEMENT

123	(a)	For the purpose of this Article 123, references to the Scheme are to the scheme of arrangement between the Company and the holders of the Scheme Shares dated 6 October 2008 under Part 26 of the Companies Act 2006 in its original form or with or subject to any modification, addition or condition approved or imposed by the Court and (save as defined in this Article) expressions defined in the Scheme shall have the same meaning in this Article

(b)	Notwithstanding any other provisions of these Articles, if any ordinary shares in the capital of the Company are allotted and issued to any person (a New Member) other than WPP plc and/or its nominee or nominees after the time at which this Article becomes effective and before 6 00 p m on the business day before the date on which the Court confirms the Scheme Reduction of Capital (as defined in the Scheme), such ordinary shares in the share capital of the Company shall be allotted and issued subject to the terms of the Scheme and shall be Scheme Shares for the purposes thereof and the New Member, and any subsequent holder other than WPP plc and/or its nominee or nominees, shall be bound by the terms of the Scheme

(c)	Subject to the Scheme becoming effective, if any ordinary shares in the share capital of the Company are issued and allotted to a New Member at or after 6 00 p m on the business day before the date on which the Court confirms the Scheme Reduction of Capital (the Post-Scheme Shares), they will, on receipt by the Company of an election in writing from WPP plc, be immediately transferred to WPP plc and/or its nominee in consideration of and conditional upon the issue or transfer to the New Member of one share in WPP plc for each Post-Scheme Share, so transferred Any shares in WPP plc issued pursuant to this Article 123 to the New Member will be credited as fully paid and will rank equally in all respects with all shares in WPP plc in issue at the time (other than as regards any dividend or other distribution payable, or return of capital made, by reference to a record time preceding the date of exchange) and will be subject to the Memorandum and Articles of Association of WPP plc

(d)	The number of shares in WPP plc to be issued or transferred to the New Member under this Article 123 may be adjusted by the directors of the Company in such manner as the Company’s auditors may determine on any reorganisation or material alteration of the share capital of either the Company or of WPP plc or any other return of value to holders of shares in WPP plc, provided always that any fractions of shares in WPP plc shall be disregarded and shall be aggregated and sold for the benefit of WPP plc

(e)	In order to give effect to any such transfer required by this Article 123, the Company may appoint any person to execute and deliver a form of transfer on behalf of the New Member in favour of WPP plc and/or its nominee or nominees and to agree for and on behalf of the New Member to become a member of WPP plc Pending the registration of WPP plc as a holder of any Post-Scheme Shares to be transferred pursuant to this Article 123, WPP plc shall be empowered to appoint a person nominated by the directors of the Company to act as attorney on behalf of the holder of the Post-Scheme Shares in accordance with such directions as WPP plc may give in relation to any dealings with or disposal of the Post-Scheme Shares (or any interest therein), exercising any rights attached thereto or receiving any distribution or other benefit accruing or payable in respect thereof and any holder of Post-Scheme Shares shall exercise all rights attached thereto in accordance with the directions of WPP plc but not otherwise The Company shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares

DEFERRED NON-VOTING SHARES

124	The rights and restrictions attaching to the deferred non-voting shares are as follows

(a)	Income

The deferred non-voting shares shall not confer any right to participate in the profits of the Company

(b)	Capital

On a return of capital on a winding-up or otherwise (except on a redemption in accordance with the terms of issue of any share, or purchase by the Company of any share or on a capitalisation issue and subject to the rights of any other class of shares that may be issued) there shall be paid to the holders of the deferred non-voting shares the nominal capital paid up or credited as paid up on such deferred non-voting shares after paying to the holders of the ordinary shares the nominal capital paid up or credited as paid up on the ordinary shares held by them respectively together with the sum of £100,000 on each ordinary share The holders of the deferred non-voting shares shall not be entitled to any further right of participation in the assets of the Company

(c)	Attendance and voting at general meetings

The holders of the deferred non-voting shares shall not be entitled, in their capacity as holders of such shares, to receive notice of any general meeting of the Company or to attend, speak or vote at any such meeting

(d)	Class rights

The Company may from time to time create, allot and issue further shares, whether ranking pari passu with or in priority to the deferred non-voting shares, and on such creation, allotment or issue any such further shares (whether or not ranking in any respect in priority to the deferred non-voting shares) shall be treated as being in accordance with the rights attaching to the deferred non-voting shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of the deferred non-voting shares

A reduction by the Company of the capital paid up on the deferred non-voting shares shall be in accordance with the rights attaching to the deferred non-voting shares and shall not involve a variation of such rights for any purpose and the Company shall be authorised at any time to reduce its capital (subject to the confirmation of the Court in accordance with the Act) and without obtaining the consent of the holders of the deferred non-voting shares

(e)	Company’s rights

The Company has the irrevocable authority at any time to do all or any of the following without obtaining the sanction of the holder or holders of the deferred non-voting shares

(A)	to appoint any person to execute on behalf of any holder of deferred non-voting shares a transfer of all or any part thereof and/or an agreement to transfer the same (without making any payment therefor) to such person as the board may determine (whether or not an officer of the Company) and who is willing to accept the same,

(B)	to purchase all or any of the same in accordance with the Act without obtaining the consent of the holders thereof in consideration of the payment to each of the holders whose shares are purchased an amount equal to ten pence in respect of each of the deferred non-voting shares then being purchased from him,

(C)	for the purposes of any such purchase, to appoint any person to execute on behalf of any holder of deferred non-voting shares a contract for the sale to the Company of any such deferred non-voting shares held by him, and

(D)	to cancel all or any of the same so purchased in accordance with the Act

Upon or after purchase of any deferred non-voting shares in accordance with this paragraph the board may consolidate and/or sub-divide and/or convert and/or reclassify the authorised deferred non-voting share capital of the Company existing following such purchase (a) into shares of any other class of share capital into which the authorised share capital is or may at the time be divided of a like nominal amount as the shares of such other class and/or (b) into unclassified shares

(f)	Form

The deferred non-voting shares shall not be listed on any stock exchange nor shall any share certificates be issued in respect of such shares The deferred non-voting shares shall not be transferable save as referred to in sub-paragraph (e) above or with the written consent of the board of the Company

SPECIAL VOTING SHARE

125	The rights and restrictions attaching to the special voting shares are as follows

(a)	Income

The special voting share shall not confer any right to participate in the profits of the Company

(b)	Capital

On a return of capital on a winding-up or otherwise (except on a redemption in accordance with the terms of issue of any share, or purchase by the Company of any share or on a capitalisation issue and subject to the rights of any other class of shares that may be issued) there shall be paid to the holder of the special voting share the nominal capital paid up or credited as paid up on such special voting share after paying to the holders of the ordinary shares held by them respectively together with the sum of £100,000 on each ordinary share The holder of the special voting share shall not be entitled to any further right of participation in the assets of the Company

(c)	Attendance and voting at general meetings

Subject to the Scheme becoming effective, as referred to in Article 123, the holder of the special voting share shall be entitled, in its capacity as holder of such share, to receive notice of any general meeting of the Company and to attend, speak and vote on all matters at any such meeting On any resolution (including any resolution to change the Articles to vary or cancel the rights of the voting share) the voting share shall carry such number of additional votes as will enable the holder of such share to approve (or not approve) any shareholder resolution of the Company after the Scheme becomes effective

(d)	Class rights

The Company may from time to time create, allot and issue further shares, whether ranking pari passu with or in priority to the special voting share, and on such creation, allotment or issue any such further shares (whether or not ranking in any respect in priority to the special voting share) shall be treated as being in accordance with the rights attaching to the special voting share and shall not involve a variation of such rights for any purpose or require the consent of the holder of the special voting share

A reduction by the Company of the capital paid up on the voting share shall be in accordance with the rights attaching to the voting share and shall not involve a variation of such rights for any purpose and the Company shall be authorised at any time to reduce its capital (subject to the confirmation of the Court in accordance with the Act) and without obtaining the consent of the holder of the voting share

(e)	Company’s rights

The Company has the irrevocable authority at any time to do all or any of the following without obtaining the sanction of the holder of the special voting share

(i)	to appoint any person to execute on behalf of the holder of the special voting share a transfer thereof and/or an agreement to transfer the same (without making any payment therefor) to such person as the board may determine (whether or not an officer of the Company) and who is willing to accept the same,

(ii)	to purchase the same in accordance with the Act without obtaining the consent of the holder thereof in consideration of the payment to the holder of an amount equal to £1 in respect of the special voting share then being purchased from him,

(iii)	for the purposes of any such purchase, to appoint any person to execute on behalf of the holder of the voting share a contract for the sale to the Company of the special voting share held by him, and

(iv)	to cancel the same so purchased in accordance with the Act

(f)	Form

The special voting share shall not be listed on any stock exchange nor shall any share certificate be issued in respect of such share The special voting share shall not be transferable save as referred to in sub-paragraph (e) above or with the written consent of the board of the Company